Exhibit 99.1

Bio Green Med Solution, Inc.

BIO GREEN MED SOLUTION Reports FIRST quarter financial results and provides business update

KUALA LUMPUR, MALAYSIA, May 14, 2026 – Bio Green Med Solution, Inc. (NASDAQ: BGMS; “BGMS” or the “Company”), a diversified company engaged primarily in the provision of fire safety protection and distribution activities, today announced first quarter financial results and provided a business update.

Highlights of the first quarter ended March 31, 2026, or in some cases shortly thereafter, include:

●	In March, trading of the Company’s 6% Convertible Exchangeable Preferred Stock (listed on The Nasdaq Capital Market under the symbol “BGMSP”) was suspended and a Form 25-NSE was filed with the Securities and Exchange Commission, which removed the Company’s securities from listing and registration on The Nasdaq Stock Market. The delisting did not affect the Company’s Common Stock (listed on The Nasdaq Capital Market under the symbol “BGMS”).

●	In April, the Board of Directors of the Company declared a quarterly cash dividend of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock, which cash dividend was paid on May 1, 2026, to holders of record as of the close of business on April 23, 2026.

Datuk Dr. Doris Wong Sing Ee, Chief Executive Officer of the Company, commented, “We are pleased to report our first quarter 2026 results, which reflect meaningful progress in our strategic transformation. Since completing the acquisition of Fitters Sdn. Bhd. in September 2025, we have successfully transitioned our operations to focus on fire safety protection and distribution, and we are encouraged by the early momentum in this business, which generated $0.8 million in product revenue during the quarter.” “Our team has also made significant strides in strengthening our cost structure. General and administrative expenses declined by approximately $3.8 million compared to the prior-year quarter, reflecting both the normalization of costs following the changes of control in 2025 and the disciplined approach of our current management team. We believe this leaner operating profile positions BGMS well as we scale our fire safety operations.

“While we reported a modest net loss of $0.2 million for the quarter, we remain confident in our path forward. With $3.3 million in cash and cash equivalents on hand, we estimate that our current resources will fund planned expenditures into the fourth quarter of 2026. We remain focused on executing our growth strategy, expanding our fire safety product and service offerings, and driving long-term value creation for our shareholders.”

Financial Highlights

As of March 31, 2026, cash and cash equivalents totaled $3.3 million, compared to $3.5 million as of December 31, 2025.

Net cash used in operating activities was $0.3 million for the three months ended March 31, 2026. The Company estimates that its current cash resources will fund planned expenditure into the fourth quarter of 2026.

Following the acquisition of Fitters Sdn. Bhd. on September 12, 2025, product revenue from sales and distribution of fire safety equipment was $0.8 million for the three months ended March 31, 2026.

Cost of sales related to sales and distribution of fire safety equipment was $0.6 million for the three months ended March 31, 2026.

General and administrative expenses decreased by approximately $3.8 million from $4.2 million for the three months ended March 31, 2025 to $0.4 million for the three months ended March 31, 2026, due to several one-time costs associated with the two changes of control of the Company during the prior period and lower operating costs of the company under current management.

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Total other income, net, for the three months ended March 31, 2026, increased by approximately $71,000 from $8,000 for the three months ended March 31, 2025 to $79,000 for the three months ended March 31, 2026, due largely to foreign exchange gains.

Income tax provision for the three months ended March 31, 2026, was approximately $30,000 and related to our fire safety business, acquired in September 2025. There was no income tax provision for the three months ended March 31, 2025.

Net income from discontinued operations was $4.1 million for the three months ended March 31, 2025 and relates to our former operations from biopharmaceutical activities. The net income consisted of operating losses of $0.8 million, offset by a gain on deconsolidation of our former subsidiary of $4.9 million.

Net loss for the three months ended March 31, 2026, was $0.2 million, compared to $0.1 million for the same period in 2025.

About Bio Green Med Solution, Inc.

BGMS is a diversified company that was formerly engaged in the biopharmaceutical industry but as of September 2025 has shifted its operations to focus on provision of fire safety protection and distribution activities. Specifically, on September 12, 2025, the Company completed its acquisition of Fitters Sdn. Bhd., a Malaysia-based group specializing in fire protection products and services. Headquartered in Malaysia, the Company is now focused on advancing opportunities across these distinct sectors whilst maintaining its commitment to driving long-term value creation for shareholders. For additional information, please visit www.bgmsglobal.com.

Forward-looking Statements

Except for historical information, certain matters discussed in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. BGMS’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at https://investor.bgmsglobal.com/sec-filings. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements, which are based only on information currently available to us and speak only as of the date hereof. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:

Bio Green Med Solution, Inc.

info@bgmsglobal.com

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BIO GREEN MED SOLUTION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS)

(In $000s, except share and per share amounts)

	Three Months Ended
	March 31,
	2026	2025

Revenues:
Product revenue - fire safety	$778	$-
Revenues	$778	$-

Operating expenses:
Cost of sales	635	-
General and administrative	389	4,214
Total operating expenses	1,024	4,214
Operating loss	(246)	(4,214)
Other income (expense):
Foreign exchange gains (losses)	39	(8)
Interest income	9	6
Other income, net	31	10
Total other income, net	79	8
Loss from continuing operations before taxes	(167)	(4,206)
Income tax provision	(30)	-
Net loss from continuing operations	(197)	(4,206)
Discontinued operations:
Operating losses from discontinued operations	-	(822)
Gain on deconsolidation of subsidiary	-	4,947
Net income from discontinued operations	-	4,125
Net loss	(197)	(81)
Dividend on convertible exchangeable preferred shares	(20)	-
Net loss applicable to common shareholders	$(217)	$(81)
Basic and diluted earnings per common share:
Net loss per share, continuing operations – basic and diluted (common shareholders)	$(0.04)	$(11.52)
Net income per share, discontinued operations – basic and diluted (common shareholders)	$-	$11.29

Weighted average common shares outstanding	5,458,564	365,231

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BIO GREEN MED SOLUTION, INC.

CONSOLIDATED BALANCE SHEET

(In $000s, except share, per share, and liquidation preference amounts)

	March 31,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$3,339	$3,505
Inventory	947	1,384
Accounts receivable	1,188	1,257
Prepaid expenses and other current assets	148	110
Total current assets	5,622	6,256

Property and equipment, net Property and equipment, net	138	137
Right-of-use lease asset	10	12
Goodwill	1,570	1,570
Property and equipment, net Non-current deposits	224	210
Total assets	$7,564	$8,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$256	$617
Accrued and other current liabilities	540	715
Total current liabilities	796	1,332
Lease liability	-	2
Other liabilities	8	9
Total liabilities	804	1,343

Stockholders’ equity	6,760	6,842
Total liabilities and stockholders’ equity	$7,564	$8,185